UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2007	333-101960
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2007, Yukon Gold Corporation, Inc.’s (the "Company") Board of Directors accepted the resignation of Chester Idziszek in his capacity as director, effective as of October 22, 2007. Mr. Idziszek stated in his resignation that due to other commitments he can no longer serve the Company as director. There were no disagreements between the Company and Mr. Idziszek with respect to the Company’s operations, policies or practices.

Item 9.01

Exhibits.

99.1	Letter of Resignation from Chester Idziszek to Yukon Gold Corporation, Inc., dated October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: October 30, 2007	By:/s/ Lisa Rose
Name: Lisa Rose
Title: Corporate Secretary